Exhibit 99.1

Thramann Holding LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2026 AND 2025

THRAMANN HOLDINGS LLC AND SUBSIDIARIES

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2026

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THRAMANN HOLDINGS LLC AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,444	$15,204
Total Current Assets	11,444	15,204

NONCURRENT ASSETS:
Intangible assets, net	2,707,584	1,052,464
Total Noncurrent Assets	2,707,584	1,052,464

TOTAL ASSETS	$2,719,028	$1,067,668

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Consideration payable	$550,000	$75,000
Related party payable	–	–
Accrued expenses	423,584	219,824
Total Current Liabilities	973,584	294,824

NONCURRENT LIABILITIES
Consideration payable, net of current	1,240,465	–
Total Non-current Liabilities	1,240,465	–

TOTAL LIABILITIES	2,214,049	294,824

MEMBERS' EQUITY
Members' equity	504,979	772,844
Total Members' Equity	504,979	772,844

TOTAL LIABILITIES AND MEMBERS' EQUITY	$2,719,028	$1,067,668

See Accompanying Notes to Financial Statements.

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THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Operating expenses:
General and Administrative	$47,157	$89,589
Amortization Expense	185,346	71,223
Transaction Costs	189,995	–
Total operating expenses	422,498	160,812
Operating income (loss)	(422,498)	(160,812)

Net income (loss)	$(422,498)	$(160,812)

See Accompanying Notes to Financial Statements.

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THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

Balance, December 31, 2024	$638,839
Contributions	458,591
Net loss	(160,812)
Balance, June 30, 2025	$936,618

Balance, December 31, 2025	$772,844
Contributions	161,010
Distributions	(6,377)
Net loss	(422,498)
Balance, June 30, 2026	$504,979

See Accompanying Notes to Financial Statements.

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THRAMANN HOLDINGS LLC AND SUBSIDIARIES

UNAUDITED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2026	June 30, 2025
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(422,498)	$(160,812)
Adjustments to reconcile net loss to cash (used in) operating activities:
Amortization	185,346	71,223
Changes in operating assets and liabilities
Accrued expenses	203,759	(34,441)
Net Cash (Used in) Operating Activities	(33,393)	(124,030)

CASH FLOW FROM FINANCING ACTIVITIES:
Member contributions	161,010	458,591
Member distributions	(6,377)	–
Consideration payable	(125,000)	(337,500)
Net Cash Provided by Financing Activities	29,633	121,091

NET INCREASE (DECREASE) IN CASH	(3,760)	(2,939)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,204	20,900

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11,444	$17,961

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$–	$–
Income taxes	$–	$–

NONCASH TRANSACTIONS
Acquisition of patent with the assumption of consideration payable	$1,840,464	$–

See Accompanying Notes to Financial Statements.

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Thramann Holdings LLC AND SUBSIDIARIES

NOTES TO UNAUDITED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2026 and 2025

Note 1 - Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Principal Business Activity

Thramann Holdings (“the Company”) is a single member Colorado LLC formed in 2005 as part of a wealth management strategy to transfer a percentage of the equity interests Jeff Thramann held Lanx, ProNerve, and U.S. Radiosurgery, three private companies he had founded. Before the transfer could be consummated, all three entities were sold for a combined total of $223M and the founder’s equity position was liquidated. Thramann Holdings was maintained as a single member Colorado LLC in good standing as it was thought the entity might prove useful in the future.

On September 16, 2025, Thramann Holdings entered into a Contribution Agreement to receive 100% ownership of three single member Colorado LLCs founded and fully owned by Jeff Thramann. The entities contributed to Thramann Holdings were LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC. The purpose of the transfer was to prepare Thramann Holdings for a proposed business combination with Auddia (Nasdaq: AUUD).

Aside from serving as a holding company for LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC, Thramann Holdings has not, and does not, conduct any business.

On February 17, 2026, Auddia, acting upon the recommendation of its special committee of independent directors, entered into a definitive merger agreement for a business combination between Auddia and the Company

Auddia shareholders are expected to own approximately 20% of the combined company at closing.  Approximately 80% of the combined company is expected to be owned at closing by Jeff Thramann. The consideration payable to Mr. Thramann by the combined company will be a combination of (i) convertible preferred stock and (ii) non-convertible debt.

The exact percentage of the combined company that shareholders will own after completion of the merger is subject to adjustment based on Auddia’s net cash at the time of closing. The closing of the merger will be conditioned on Auddia having at least $12 million net cash on hand at closing in order to provide cash runway to fund the combined company to key future business milestones.

Voyex, LLC (“Voyex”) is a single member limited liability company (LLC) organized under the laws of the state of Colorado.  Voyex is an AI-native digital travel agency that is leveraging agentic AI, an integrated fintech platform, and private aviation resources to optimize the travel experience for customers.  Voyex addresses air traveler flight delays and cancellation disruptions through FlightFix, an application Voyex is building that aims to track flight itineraries in real time while using AI to predict delays and cancellations, and to communicate with passengers about alternative flight options.  Voyex is aiming to build an MVP that includes incorporating AI models to predict travel delays, chatbots to communicate with customers, and the development of an AI agent and integrated fintech platform to evolve into handling the complete rebooking process.

Influence Healthcare, LLC (“Influence Healthcare”) is a single member LLC organized under the laws of the state of Colorado. The core mission of Influence Healthcare is to empower physicians to manage entire care episodes, recognizing their unique qualifications and direct involvement in patient outcomes. Influence Healthcare contracts directly with payers and partners with physicians, hospitals, ambulatory surgical centers, and digital health vendors to deliver bundled care services. Influence Healthcare’s model prioritizes physician-led decision-making and care coordination, aiming to deliver high-quality outcomes at lower costs.

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LT350, LLC (“LT350”) is a single member LLC organized under the laws of the state of Colorado. LT350 is a single member LLC organized under the laws of the state of Colorado. LT350 is a platform infrastructure company leveraging a proprietary solar parking lot canopy that integrates modular plug & play cartridges into the ceiling of the canopies to reinvent large and rapidly growing market verticals. Its cloud infrastructure cartridges house the servers and GPUs needed to deploy distributed AI data centers to support AI training and inference, battery storage cartridges house batteries to lower the power costs of AI data centers and provide grid services to local utilities, smart invertor cartridges deploy solar energy to the GPUs and batteries in the canopies or to the grid, EV charging cartridges house the components to charge EVs.  LT350’s operations are centered on innovation in clean energy deployment, targeting both commercial and municipal clients seeking reliable and environmentally conscious charging technologies.

Basis of Accounting

The accompanying combined and consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Combination and Consolidation

The combined and consolidated financial statements referred to as Thramann Holdings LLC includes the accounts of LT350, LLC, Influence Healthcare, LLC, and Voyex, LLC (collectively, the Company) all of which are related through common ownership and control. Intercompany balances and transactions have been eliminated in the combination.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Estimates

The preparation of combined and consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Software Development Costs

Financial accounting standards board (“FASB”) Accounting Standards Codification (“ASC”) 350-40 Internal use software, specifies that capitalization of internally developed software occurring during the application development stage. Once a project has reached application development, direct incremental, internal and external costs are capitalized until the software is substantially complete and ready to be placed into service. The costs are amortized over their expected usefulness of life of five years.

Research and development costs that do not qualify as capitalized software costs are expensed as incurred.

Long lived assets, such as patents, Software development costs, and other software, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. On June 30, 2026 and December 31, 2025, the Company concluded that there has been no indication of impairment to the carrying value of its long-lived assets. As such, no impairment has been recorded.

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Patents

We capitalize external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents and patent license rights. We expense costs associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized patent costs for internally generated patents on a straight-line basis over 7 to 20 years, which represents the estimated useful lives of the patents. We assess the potential impairment to all capitalized net patent costs when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable.

Revenue Recognition

Revenue will be measured according to Accounting Standards Codification (“ASC”) 606, Revenue – Revenue from Contracts with Customers, and will be recognized based on consideration specified in a contract with a customer and will exclude any sales incentives and amounts collected on behalf of third parties. The Company will recognize revenue when it satisfies a performance obligation by transferring control over a service or product to a customer. To achieve this core principle, the Company applies the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation. The Company will report revenues net of any tax assessed by a governmental authority that is both imposed on, and concurrent with, a specific revenue-producing transaction between a seller and a customer in the accompanying statements of operations. Collected taxes, if applicable, will be recorded within other current liabilities until remitted to the relevant taxing authority.

Subscriber revenue will consist primarily of subscription fees and other ancillary subscription-based revenues. Revenue will be recognized on a straight-line basis when the performance obligations to provide each service for the period have been satisfied, which is over time as our subscription services are continuously available and can be consumed by customers at any time. There is no revenue recognized for unpaid trial subscriptions.

Customers may pay for the services in advance of the performance obligation and therefore these prepayments will be recorded as deferred revenue. The deferred revenue will be recognized as revenue in the accompanying statements of operations as the services are provided.

Income Taxes

The Companies are single-member limited liability companies and are recognized as partnerships for federal and state income tax purposes. As partnerships, items of income, gains, losses, deductions, and credits are passed through to the member each year and reported on the member’s respective tax returns; accordingly, no provision for federal or state income taxes has been recorded in these combined and consolidated financial statements.

The Companies are subject to examination by federal and state tax authorities for all open tax years. Management believes that any potential liability for income taxes, including related interest and penalties, would not have a material impact on the combined and consolidated financial statements.

The Companies apply the provisions of ASC 740, Income Taxes, in evaluating uncertain tax positions. Management has analyzed the Companies’ tax positions and has determined that there are no uncertain tax positions that require recognition or disclosure in the combined and consolidated financial statements.

Utilization of net operating loss carryforwards and other tax attributes may be subject to limitations under federal and state tax law, including changes in ownership or other restrictions, which could affect the timing and amount of future tax benefits.

Transaction Costs

The Company has incurred costs of $189,995 and $0 for the six months ended June 30, 2026 and 2025, respectively, for contemplating a merger with Auddia, Inc.

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Note 2 -- Going Concern

The Company recognized operating losses of $422,498 and $160,812 for the six months ended June 30, 2026 and 2025, respectively. The Company is also pre-revenue and has no income generation. These conditions provide substantial doubt about the entity’s ability to continue as a going concern. In July 2026, Thramann Holdings and certain affiliated entities received interim bridge funding from Auddia Inc. to support ongoing operations.

The Company’s future operations are ultimately dependent upon the market acceptance of the Company’s services and future revenues generated as well as its ability to manage its cash outflows from operations. If the Company does not achieve expected revenue levels or is unable to manage its cash outflows from operations, the Company will be required to obtain additional financing from its current member or other sources. In the event the Company requires additional financing, there can be no guarantee that the Company will successfully obtain the additional equity or debt financing in amounts and with terms acceptable to the Company.

Note 3 – Intangible Assets

Intangible assets, net, consisted of the following as of:

	Life (in years)	June 30, 2026	December 31, 2025
Patents	7-20	$3,129,652	$1,289,187
Software	5	33,444	33,444
Subtotal		3,163,096	1,322,631
Less: Accumulated Amortization		(455,512)	(270,167)
Total intangible assets, net		$2,707,584	$1,052,464

Future estimated amortization expense of intangibles as of June 30, 2026 is as follows:

Period Ended June 30,	Amount
2026	$185,346
2027	370,692
2028	370,692
2029	370,692
2030	370,692
Thereafter	1,039,470
Total intangible assets, net	$2,707,584

Total amortization was $185,346 and $71,223 for the six months ended June 30, 2026 and 2025, respectively.

Note 4 – Accrued Expenses

Accrued expenses represent obligations for goods and services received that have not yet been invoiced or paid as of the reporting date. These liabilities are recorded when incurred in accordance with the accrual basis of accounting and are classified as current liabilities on the combined and consolidated balance sheets. Accrued expenses consist of estimated legal and consulting fees.

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Note 5 – Consideration Payable

On May 9, 2024, the Company entered into a patent purchase agreement in the amount of $1,000,000 upfront commitment and three separate milestone payment commitments totaling $1,840,464 in exchange for reaching certain milestone events. As of June 30, 2025, $300,000 of the upfront commitment was due. Management concluded that, due to uncertainty and timing surrounding FDA application and approval as of June 30, 2025, the probability of the milestone commitments could not be reasonably determined and, accordingly, no accrual was recorded.

In February 2026, the Company amended the patent purchase agreement to remove the milestones contingencies and obligate the Company fully for patent purchase agreement for a remaining amount of $1,790,465. In exchange, the Company would make quarterly payments of $112,500 until the commitment is paid in full.

As of June 30, 2026 and December 31, 2025, the remaining payments due amounted to $1,790,465 and $75,000, respectively, and were recorded as consideration payable on the combined and consolidated balance sheet. The corresponding amounts were recorded as an intangible asset on the balance sheet. The consideration payable does not bear interest.

Future maturities of this consideration payable:

Period Ended June 30,	Amount
2026	$325,000
2027	450,000
2028	450,000
2029	450,000
2030	115,465
Total intangible assets, net	$1,790,465

Note 6 – Equity

Voyex, LLC, Influence Healthcare, LLC, and LT 350, LLC are single member LLCs with one owner of the member’s equity of each entity. The sole member’s equity consists of capital contributions and the cumulative effect of net income or loss and distributions. No shares of stock are issued, and there are no other equity holders. The sole member has full control over the operations and financial decisions of the Company.

During the six months ended June 30, 2026, member equity consisted of $161,010 in contributions and $6,377 in distributions. During the six months ended June 30, 2025, member equity consisted of $458,591 in contributions.

Note 7 – Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, there are no such matters and therefore the ultimate resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or liquidity.

The Company did not have any lease obligations as of June 30, 2026 and December 31, 2025, that resulted in a lease liability or right-of-use-asset.

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Note 8 – Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company at the subsidiary level to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has three operating segments with some general and administrative expenses held at the holding company level. To evaluate each reportable segment, the CODM uses operating expenses as a measure of profit and loss.

Segment Assets	June 30, 2026	December 31, 2025
LT350	$195,922	$209,789
Influence Healthcare	2,511,364	845,182
Voyex	11,742	12,697
Total Assets	$2,719,028	$1,067,668

Segment Operating Expense	June 30, 2026	June 30, 2025
LT350	$14,447	$22,512
Influence Healthcare	188,586	85,643
Voyex	29,470	52,657
Thramann Holdings	189,995	–
Total Operating Expense	$422,498	$160,812

Note 9 – Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued on August [14], 2026. Based upon this review, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In July 2026, Thramann Holdings and certain affiliated entities entered into promissory note agreements with Auddia Inc. The notes were executed on July 17, 2026, and funding occurred beginning on July 21, 2026. The financing arrangements included notes with maximum aggregate principal availability of approximately $1,400,000 across the affiliated entities, bearing interest at 8% annually. The maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. As of the date of this filing, the aggregate funded amount was $920,728.

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